UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2008
TRIDENT MICROSYSTEMS, INC.
(Exact name of registrant as specified in its charter)
0-20784
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	77-0156584 (I.R.S. Employer Identification No.)
3408 Garrett Drive
Santa Clara, California 95054-2803
(Address of principal executive offices, with zip code)
(408) 764-8808
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     (e)
     On February 28, 2008, Trident Microsystems, Inc. (the “Company”), entered into a Resignation and Consulting Agreement and General Release of Claims (the “Consulting Agreement”) with Dr. Jung-Herng Chang, its former President. As previously announced by the Company, Dr. Chang resigned effective February 26, 2008 (the “Resignation Date”).
     Pursuant to the terms of the Consulting Agreement, during the period from the Resignation Date through February 28, 2009 (the “Consulting Period”), Dr. Chang will make himself available upon request of the Company’s Chief Executive Officer to provide consulting services to the Company. During the Consulting Period, the Company will pay Dr. Chang a consulting fee of $25,000 per month, and will continue his group health insurance coverage under COBRA. Under the Consulting Agreement, the period of exercisability of any vested stock options held by Dr. Chang has been extended through the last day of the Consulting Period, although no additional vesting has been granted. In consideration for these benefits, Dr. Chang has granted to the Company a release, other than for (a) any claims that cannot lawfully be released by private agreement; (b) any statutory indemnity rights or any other indemnity rights of Dr. Chang whether arising under contract, statute, insurance policy or the Company’s Certificate of Incorporation or by-laws, as amended, and (c) any claims referring or relating to any stock options, restricted stock awards and any other equity compensation awarded to Dr. Chang by the Company or any affiliate of the Company. In addition, the Company shall pay Dr. Chang an additional sum of $8,333.33 per month for each month during the Consulting Period that Dr. Chang does not provide any work, services, or assistance to any person or entity that is in any way involved in the manufacture, sale, distribution, or development of any products, technologies, or services that are (a) substantially similar to any products, technologies, or services that are manufactured, sold, distributed or under development by the Company, or (b) reasonably understood in the marketplace to compete with any products, technologies, or services that are manufactured, sold, distributed or under development by the Company.
     A copy of the Consulting Agreement is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
     (c)  Exhibits.

Exhibit
No.	Description
Exhibit 99.1	Resignation and Consulting Agreement and General Release of Claims dated February 28, 2008 between Jung-Herng Chang and Trident Microsystems, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 5, 2008
TRIDENT MICROSYSTEMS, INC.

/s/ David L. Teichmann David L. Teichmann
Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Resignation and Consulting Agreement and General Release of Claims dated February 28, 2008 between Jung-Herng Chang and Trident Microsystems, Inc.

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